UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 16, 2019

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 16, 2019, Nelnet, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) for its unsecured line of credit with U.S. Bank National Association, as agent for the lenders, and the lender parties thereto. The most recent prior amendment to the unsecured line of credit was previously reported in a Current Report on Form 8-K filed by the Company on June 28, 2018.

Under the amended terms, the following provisions of the Amended and Restated Credit Agreement were modified:

•The maturity date was extended from June 22, 2023 to December 16, 2024.

•The facility size increased from $382.5 million to $455.0 million. The amended terms also provide that the Company may increase the aggregate financing commitments, through the existing lenders and/or through new lenders, up to a total of $550.0 million.

•The provisions for recourse indebtedness were revised to replace the $100.0 million limitation on recourse indebtedness with an amount equal to 5.0 percent of the Company’s consolidated net worth.

•The provisions for permitted investments were expanded to increase the aggregate amount of permitted investments from 25.0 percent of the Company’s consolidated net worth to 40.0 percent.

The cost of funds did not change as part of the amendment. As of December 16, 2019, no amounts were outstanding on the unsecured line of credit.

The foregoing summary of the amendments to the provisions reflected in the Amended and Restated Credit Agreement does not purport to be a complete description of all of the amended provisions of the facility, and is qualified in its entirety by the complete text of the Amended and Restated Credit Agreement, a copy of which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Amended and Restated Credit Agreement discussed under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement dated as of December 16, 2019, among Nelnet, Inc., U.S. Bank National Association, as Administrative Agent; Wells Fargo Bank, National Association, as Syndication Agent; Citibank, N.A. and Royal Bank of Canada, as Co-Documentation Agents; U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners; and various lender parties thereto.

10.2
Second Amended and Restated Guaranty dated as of December 16, 2019, by each of the subsidiaries of Nelnet, Inc. signatories thereto, in favor of U.S. Bank National Association, As Administrative Agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2019
NELNET, INC.
By: /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer